UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 9, 2016

Calamos Asset Management, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-51003	32-0122554
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2020 Calamos Court Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the appointment of John S. Koudounis as Chief Executive Officer of Calamos Asset Management, Inc. (the “Corporation”) and Calamos Investments LLC (“Calamos Investments”), John P. Calamos, Sr., the founder, Chairman and Global Chief Investment Officer of the Corporation formed Calamos Partners LLC (“Calamos Partners”) to hold the approximately 78% interest in Calamos Investments currently held by Calamos Family Partners, Inc. (“CFP”). Calamos Partners was formed in order to enable Mr. Koudounis to participate in the private ownership of Calamos Investments and facilitate succession planning. In order to facilitate the foregoing, on July 26, 2016 the Corporation entered into amendments (collectively, the “Amendments”) to each of (i) the Stockholders’ Agreement dated as of October 28, 2004 by and among the Corporation, Calamos Investments, CFP, John P. Calamos, Sr., Nick P. Calamos, John P. Calamos, Jr. and the other parties thereto (the “Stockholders’ Agreement”), and (ii) the Fourth Amended and Restated Limited Liability Company Agreement of Calamos Investments, by and among the Corporation, Calamos Investments, CFP and John P. Calamos, Sr. (the “LLC Agreement”). The Amendments provide that each of Calamos Partners and, under specified circumstances, Mr. Koudounis, will be a “CFP Permitted Transferee” as such term is used in the Stockholders’ Agreement and in the LLC Agreement. The Stockholders’ Agreement was previously filed as an exhibit to the Corporation’s Form 10-Q filed on December 3, 2004, and the LLC Agreement was previously filed as an exhibit to the Corporation’s Form 10-K filed on March 9, 2010.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendments, copies of which will be filed as exhibits to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2016, the Corporation filed a Current Report on Form 8-K (the “Form 8-K”) with respect to its announcement that the Board of Directors of the Corporation had appointed John S. Koudounis as Chief Executive Officer of the Corporation and Calamos Investments, effective April 4, 2016 (the “Effective Date”). Mr. Koudounis was also appointed to the Board as a Class B Director, to be effective as of the Effective Date. Biographical and other information relating to Mr. Koudounis was included in Form 8-K.

In connection with the appointment of Mr. Koudounis, the Compensation Committee of the Board authorized the Corporation to enter into an employment agreement with Mr. Koudounis. On July 26, 2016, the Compensation Committee of the Board and the Board approved, and Mr. Koudounis and the Corporation entered into, the employment agreement, and related confidentiality and restrictive covenants agreement and deferred bonus award agreement. Each of the agreements is effective as of the Effective Date. The principal terms of the employment agreement are set forth below.

Term. Mr. Koudounis’ employment as Chief Executive Officer and service as a member of the Board will commence on the Effective Date. The employment period is five years, with automatic one-year renewals absent 60-days’ advance notice by the Corporation or Mr. Koudounis.

Base Salary and Annual Bonus. Mr. Koudounis will receive an annual base salary of $800,000. Mr. Koudounis will receive annual bonuses of $2,600,000 (or such higher amount as the Compensation Committee of the Board may determine).

Sign-On Award. Mr. Koudounis received a separate cash-based incentive award in the amount of $1,250,000. This award will vest and be payable in full on June 30, 2017.

Long Term Incentives. Mr. Koudounis will receive annual long term incentive awards with an aggregate value of $1,600,000 (or such higher amount as the Compensation Committee of the Board may determine). The first annual long-term incentive award will be made in the first quarter of 2017.

Benefits. Mr. Koudounis will be eligible to participate in all retirement, health, disability and other benefit plans, as well as perquisite programs, consistent with other senior executives.

Severance. In the event Mr. Koudounis’ employment is involuntarily terminated without cause or he resigns for good reason (in each case as defined in the employment agreement), he will be entitled to severance benefits. If such termination of employment occurs prior to the fourth anniversary of the Effective Date, the severance payment will be equal to the aggregate amount of base salary, annual bonus and annual long-term incentive award that would have been paid or awarded to Mr. Koudounis during the initial term, minus amounts already paid or vested. If termination of employment occurs after the fourth anniversary of the Effective Date, the severance payment will be equal to two times the sum of his initial base salary and annual bonus entitlement. The severance payment is payable over a 24-month period following such termination. In the event Mr. Koudounis becomes entitled to the severance payment, he will also receive a pro rata annual bonus for the calendar year in which such termination occurs, plus reimbursement of COBRA premiums for up to 18 months.

Confidentiality and Restrictive Covenants Agreement. In accordance with the employment agreement, Mr. Koudounis entered into a confidentiality and restrictive covenants agreement with the Corporation pursuant to which Mr. Koudounis has agreed to certain confidentiality, non-competition, non-solicitation and non-disparagement covenants.

Arrangements with CFP and Calamos Partners. In connection with the formation of Calamos Partners, Mr. Koudounis has received profits and equity interests in Calamos Partners. In addition, Mr. Koudounis has the option to purchase a controlling interest in Calamos Partners upon the death or permanent disability of John P. Calamos, Sr., provided Mr. Koudounis is then serving as Chief Executive Officer of the Corporation and Calamos Investments.

The foregoing description of the employment agreement and the confidentiality and restrictive covenants agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreements, copies of which will be filed as exhibits to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2016	CALAMOS ASSET MANAGEMENT, INC.

	By:	/s/ J. Christopher Jackson
J. Christopher Jackson
Senior Vice President General Counsel and Secretary

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